EXHIBIT 10.37.12

                       FIFTH AMENDMENT TO CREDIT AGREEMENT
                       -----------------------------------

         THIS FIFTH AMENDMENT TO CREDIT AGREEMENT ("Amendment") is entered into as of April 14, 2003, by and among BLACK WARRIOR WIRELINE CORP., a Delaware corporation ("Borrower"), the other Credit Parties signatory hereto and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GE Capital"), for itself, as Lender, and as Agent for Lenders (in such capacity, the "Agent").

                                    RECITALS
                                    --------

         A. Borrower, the other Credit Parties signatory thereto, GE Capital, the other Lenders signatory thereto from time to time and the Agent are parties to a certain Credit Agreement dated as of September 14, 2001, as amended by that certain First Amendment to Credit Agreement, dated as of January 26, 2002, as amended by that certain Second Amendment to Credit Agreement, dated as of June 10, 2002, as amended by that certain Third Amendment to Credit Agreement, dated as of October 31, 2002 and as amended by that certain Fourth Amendment to Credit Agreement, dated as of February 14, 2003 (the "Credit Agreement;" capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement).

         B. Borrower has requested that the Lenders amend the Credit Agreement in certain respects and the Lenders have agreed to amend the Credit Agreement, subject to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

                                  A. AMENDMENTS
                                  -------------

         1. Amendment to Section 1.1(c). The Credit Agreement is hereby amended by deleting Section 1.1(c)(i) of the Credit Agreement and by substituting in lieu thereof the following

                  (i) Subject to the terms and conditions hereof, each CapEx Lender agrees that, from time to time until the CapEx Commitment Termination Date it will consider requests from Borrower to make its Pro Rata Share of advances to fund capital expenditures (each, a "CapEx Advance"), but any decision to fund a CapEx Advance will be made in the sole and absolute discretion of the CapEx Lenders. The Pro Rata Share of the CapEx Loan of any CapEx Lender shall not at any time exceed its separate CapEx Loan Commitment. The obligations of each CapEx Lender hereunder shall be several and not joint. Until the CapEx Commitment Termination Date, Borrower may borrow under this Section 1.1(c); provided that after giving effect to such CapEx Advance, the CapEx Loan shall not exceed CapEx Borrowing Availability at such time, proforma for any Eligible CapEx Equipment to purchased with such CapEx Advance. Each CapEx Advance shall be made on notice by Borrower to one of the representatives of Agent identified in Schedule 1.1 at the address specified therein. Any such notice must be given no later than 11:00 a.m. (New York time) on the date that is 10 Business Days prior to the date of the proposed CapEx Advance. Each such notice (a "Notice of CapEx Advance") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(c)(i), and shall include the information required in such Exhibit and in Section 2.3 and such other information as may be required by Agent. If Borrower desires to have the CapEx Advances bear interest by reference to a LIBOR Rate, Borrower must comply with Section 1.5(e). Notwithstanding anything to the contrary set forth in this Agreement, the Lenders shall not be obligated to make any CapEx Advances to the Borrower, each such CapEx Advance to be made in the sole and absolute discretion of the CapEx Lenders, the Borrower shall not request more than one CapEx Advance in any Fiscal Month, and the aggregate amount of all Cap Ex Advances in any Fiscal Month shall not exceed $1,000,000.

         2. Amendment to Section 2.3 of the Credit Agreement. The Credit Agreement is hereby amended by deleting Section 2.3(a) of the Credit Agreement and by substituting in lieu thereof the following:

                  (a) the CapEx Lenders shall have received from Borrower a certificate executed by the Chief Financial Officer of Borrower that
         (A) describes in detail the Equipment to be financed with the proceeds of such CapEx Advance, (B) sets forth the "hard" and "soft" costs of such Equipment, including without limitation the purchase price for such Equipment, as well as the taxes, transportation costs, installation costs and licensing costs associated therewith, (C) demonstrates that after giving pro forma effect to the requested CapEx Advance, as if such CapEx Advance (and any associated interest expense and principal repayments) had been made on the first day of the four fiscal quarter period ending as of the most recent Fiscal Quarter for which Borrower is required under this Agreement to have delivered Financial Statements to the Lenders, Borrower shall be in compliance with paragraph (f) of Annex F;

         3. Amendments to Annexes.

         (A) The Credit Agreement is hereby further amended by deleting the definition of "Cumulative Operating Cash Flow" in Annex A of the Credit Agreement and by substituting in lieu thereof the following definition:

                  "Cumulative Operating Cash Flow" shall mean (A) for any Fiscal Month commencing with the Fiscal Month ending on March 31, 2003 and ending with the Fiscal Month ending on December 31, 2003, the sum of
         (i) EBITDA for such Fiscal Month, minus Capital Expenditures paid in cash for such Fiscal Month, plus (ii) EBITDA for each preceding Fiscal Month commencing with the Fiscal Month ending on

         January 31, 2003, minus Capital Expenditures paid in cash for each preceding Fiscal Month commencing with the Fiscal Month ending on January 31, 2003, and (B) for any Fiscal Month commencing with the Fiscal Month ending on January 31, 2004, the sum of (i) EBITDA for such Fiscal Month minus Capital Expenditures paid in cash for such Fiscal Month, plus (ii) EBITDA for the preceding eleven Fiscal Months, minus Capital Expenditures paid in cash for the preceding eleven Fiscal Months.

         (B) The Credit Agreement is hereby further amended by adding the following new paragraphs (o) and (p) to the end thereof:

         (o) Weekly Accounts Payable Reports. To Agent and Lenders, as soon as available, but not later than 3 Business Days after the end of each week, a report setting forth an aging of accounts payable.

         (p) Cash Budgets. To Agent and Lenders, as soon as available, but not later than 3 Business Days after the end of each week, a weekly cash budget for the immediately following thirteen (13) week period, in form an substance satisfactory to the Agent in its sole discretion.

         4. Amendments to Annex F.

         (A) The Credit Agreement is hereby further amended by deleting Paragraphs (b) through (d) and (f) in Annex F of the Credit Agreement and by substituting in lieu thereof the following:

                  (b) Minimum Fixed Charge Coverage Ratio. Borrower and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2004 and continuing thereafter, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than 1.3:1.0.

                  (c) Minimum Interest Coverage Ratio. Borrower and its Subsidiaries on a consolidated basis shall have at the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2004 and continuing thereafter, an Interest Coverage Ratio for the 12-month period then ended of not less 3.0:1.0.

                  (d) Senior Leverage Ratio. Commencing with the Fiscal Quarter ending March 31, 2004 and continuing thereafter, Borrower and its Subsidiaries on a consolidated basis shall maintain a ratio of (i) Senior Funded Debt measured as of the last day of each Fiscal Quarter to (ii) EBITDA minus Capital Expenditures paid in cash, in each case for the four Fiscal Quarters then ended, of not more than to 2.0:1.0.

                  (f) Maintain, as of the last day of each Fiscal Month, commencing with the Fiscal Month ending on March 31, 2003, Cumulative Operating Cash Flow of not less than:

                  Fiscal Month                   Cumulative Operating Cash Flow
                  ------------                   ------------------------------

         For the 3 Months Ending March 31, 2003           $800,000
         For the 4 Months Ending April 30, 2003           $1,350,000
         For the 5 Months Ending May 31, 2003             $2,000,000
         For the 6 Months Ending June 30, 2003            $2,700,000
         For the 7 Months Ending July 31, 2003            $3,500,000
         For the 8 Months Ending August 31, 2003          $4,200,000
         For the 9 Months Ending September 30, 2003       $5,000,000
         For the 10 Months Ending October 31, 2003        $6,000,000
         For the 11 Months Ending November 30, 2003       $7,100,000
         For the 12 Months Ending December 31, 2003       $8,200,000
         For the 12 Months Ending January 31, 2004        $8,900,000
         For the 12 Months Ending February 28, 2004       $9,500,000


                             B. CONDITIONS PRECEDENT
                             -----------------------

         Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, Borrower shall have no rights under this Amendment and Lenders shall not be obligated to take, fulfill or perform any action hereunder, until Agent shall have received the following documents, each dated as of the date of this Amendment, in form and substance satisfactory to Agent and its counsel:

         (a) counterparts of this Amendment duly executed by all parties hereto;

         (b) copies of good standing certificates (including verification of tax status) for Borrower in its state of incorporation and good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the date hereof and certified by the applicable Secretary of State or other authorized Governmental Authority; and

         (c) such other certificates, documents and agreements respecting Borrower as Agent may request in its reasonable discretion.

                                   C. CONSENT
                                   ----------

         The Lenders hereby consent to a CapEx Advance by Borrower in the amount of $1,000,000 to be made on or before April 15, 2003 and waive the requirement set forth in Section 1.1(c)(i) of the Credit Agreement with respect to CapEx Borrowing Availability.

                               D. REPRESENTATIONS
                               ------------------

         Each Credit Party hereby represents and warrants to the Lenders and the Agent that:

         1. The execution, delivery and performance by such Credit Party of this Amendment (a) are within such Credit Party's corporate power; (b) have been duly authorized by all necessary corporate and shareholder action; (c) are not in contravention of any provision of such Credit Party's certificate of incorporation or bylaws or other organizational documents; (d) do not violate any law or regulation, or any order or decree of any Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party or any of its Subsidiaries is a party or by which such Credit Party or any such Subsidiary or any of their respective property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Credit Party or any of its Subsidiaries; and (g) do not require the consent or approval of any Governmental Authority or any other person;

         2. This Amendment has been duly executed and delivered for the benefit of or on behalf of each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights and remedies in general; and

         3. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

                                     E. FEES
                                     -------

         1. Borrower hereby agrees to pay to the Lenders an amendment fee equal to $100,000 which shall be fully earned upon execution of this Amendment, of which fifty percent ($50,000) shall be due and payable on June 30, 2003 and fifty percent ($50,000) shall be due and payable on December 31, 2003. Failure to pay any portion of such amendment fee on June 30, 2003 and December 31, 2003, as the case may be, shall constitute an immediate Event of Default under Section
8.1 of the Credit Agreement.

         2. Borrower hereby agrees, upon the consummation of the sale of all or substantially all of the assets or the stock of the Borrower, or any other event that results in a Change in Control, to pay a success fee to the Lenders in an amount equal to $300,000.

                               F. OTHER AGREEMENTS
                               -------------------

         1. Continuing Effectiveness of Loan Documents. As amended hereby, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this

Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby. Upon the effectiveness of this Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby.

         2. Reaffirmations and Acknowledgments.
            -----------------------------------

         (a) Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the other Loan Documents, effective as of the date hereof and after giving effect to this Amendment, and represents that, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

         (b) Acknowledgment of Perfection of Security Interest. Borrower hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Lenders under the Credit Agreement and the other Loan Documents securing the Loans are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents

         3. Expenses. Borrower agrees to pay on demand all costs and expenses of Agent in connection with the preparation, execution, delivery and enforcement of this Amendment, the closing hereof, and any other transactions contemplated hereby, including the fees and out-of-pocket expenses of Agent's counsel.

         4. GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

         IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

                              BLACK WARRIOR WIRELINE CORPORATION, as Borrower


                              By:
                                  ----------------------------------------------
                              Name:    William L. Jenkins
                              Title:   Chief Executive Officer



                              GENERAL ELECTRIC CAPITAL
                              CORPORATION, as Agent and Lender



                              By:
                                  ----------------------------------------------
                                       John Hanley
                                       Duly Authorized Signatory



             SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT